BY-LAWS
                                    OF
                            OAK INDUSTRIES INC.
                         (A Delaware Corporation)

                   (as amended through October 27, 1999)

                                ARTICLE I

                                 Offices
                                 -------


Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                               Stockholders
                               ------------

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within and without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of the stockholders shall be held on the date and at the time fixed from time to time by the directors, provided each annual meeting shall be held on a date within six months after the end of each fiscal year or within thirteen months after the date of the preceding annual meeting, whichever shall be the earlier date.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

Section 4. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board.

Section 6. Notice of Special Meetings. Written or printed notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

Section 7. Business at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum. The holders of stock having a majority of the voting power of the issued and outstanding stock entitled to vote thereat, when present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. Necessary Vote. When a quorum is present at any meeting, a majority of the votes by the stockholders, present in person or represented by proxy and entitled to vote thereon, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10. Vote, Proxies. Each stockholder shall at every meeting of the stockholders be entitled to such vote (in person or by proxy) for each share of the capital stock having voting power held by such stockholder and entitled to vote at such meeting as shall be fixed by the certificate of incorporation. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

Section 11. Stockholder Proposals. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be:

(A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the month and day in the current year corresponding to the date that the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders was mailed to such stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder,
(iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.
Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.


                                ARTICLE III

                                 Directors
                                 ---------


Section 1. Number. The number of directors which constitutes the whole board of directors shall be fixed from time to time by resolution of the board of directors provided, however, that such number of directors shall be not less than six nor more than nine as required by ARTICLE TWELFTH of the Restated Certificate of Incorporation, as amended. The term of office of directors is to expire at the first annual meeting of stockholders after their election or until their respective successors are elected and qualified. Directors need not be stockholders.

Section 2.   Nominations.   Only persons who are nominated in accordance
with the procedures set forth in this Article III, Section 2 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by stockholders of the corporation entitled to vote in the election of directors at the meeting who comply with the notice procedures and other requirements set forth in this Article III, Section 2. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions Article II, Section 11 of these by-laws and may only be made over the signature of at least five stockholders holding an aggregate of at least 5% of the total number of shares of outstanding stock of the corporation. Such stockholders' notice shall set forth (i) as to each person, if any, whom the stockholders propose to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person,
(D) a description of all arrangements or understandings between the stockholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholders, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholders giving notice, the information required to be provided pursuant to Article II,
Section 11. At the request of the board of directors, any person nominated by stockholders for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholders' notice of nomination that pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article III,
Section 2. The chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election of the class for which each such director has been chosen and until such director's successor is elected and qualified.

Section 4. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. The board of directors of the corporation, and any committee thereof, may hold meetings, both regular and special, either within or without the State of Delaware. Members of the board of directors or of any committee of the board of directors may participate in a meeting of such board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in such a meeting shall constitute presence in person at the meeting.

Section 6. Organization Meeting. An organization meeting of the board of directors shall be held following, and at the same place as, the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting of the board of directors is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7. Regular Meetings. Regular meetings of the board of directors shall be held without notice at such time and place as shall from time to time be determined by the board of directors.

Section 8. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the president on at least twenty four (24) hours' prior notice to each director. Notice shall be deemed to be sufficiently given if delivered personally or by mail, telephone, telex, telecopier, or overnight courier. Special meetings shall be called by the chairman of the board, the president or secretary in like manner and on like notice on the written request of two directors. Notice of a special meeting need not be given to any director who participates in the meeting without protesting prior thereto or at its commencement the lack of notice given to him or her.

Section 9. Quorum. At all meetings of the board of directors not less than one-third of the total number of directors, but in any event not less than two directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board of directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board of directors or committee.

Section 11. Committees of directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12. Reports of Committees. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 13. Compensation. The board of directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interests of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and shall have authority to reimburse directors for their expenses, if any, of attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Directors serving on committees, designated by the board of directors, may be paid additional compensation for serving on such committees.


                                ARTICLE IV

                                  Notices
                                  -------


Section 1. Notices. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed received two business days after the same shall have been mailed. Notice to directors may also be given by telex, telecopier or overnight courier. Such notices shall be deemed received on the date delivered, if sent by telex or telecopier, or one business day after being sent by overnight courier.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                ARTICLE V

                                Officers
                                --------


Section 1. Designation; Number; Election. The board of directors, at its first regular meeting after each annual meeting of stockholders, shall elect the officers of the corporation. Such officers shall be a chairman of the board, a president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer and such assistant secretaries and assistant treasurers as the board of directors may choose. The board of directors may appoint such other officers and agents as it shall deem necessary, including, but not limited to a vice chairman of the board, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 2. Compensation. The salaries of all principal officers of the corporation shall be fixed by the board of directors. The salaries of all other officers of the corporation shall be fixed by the chairman of the board or by any other principal officer designated by the chairman of the board.

Section 3. Term, Removal, Vacancy. The officers of the corporation shall hold office until their successors are chosen and qualified, except as hereinafter provided. Any officer may be removed at any time by the affirmative vote of a majority of the board of directors.

Section 4. Chairman of the board. The chairman of the board shall preside at all meetings of the stockholders and the board of directors of the corporation, and may serve as the chief executive officer of the corporation. The chairman of the board shall be responsible for presentation of any proposed changes in the major policies of the corporation to the board of directors for action; shall report to the board of directors with respect to matters of policy affecting the corporation; and in general shall discharge all other responsibilities and perform all other duties usually incident to the office of chairman of the board and such as are assigned to such officer from time to time by the board. (The office of chairman of the board shall also be known as chairman and chairman of the board of directors.)

Section 5. Vice-Chairman of the board. In the event of the absence, disability or inability to act of the chairman of the board, the vice-chairman of the board shall perform the duties of the chairman of the board and when so acting shall also have all the powers of and be subject to all restrictions upon the chairman of the board. The vice-chairman shall perform such other duties as from time to time may be prescribed by the board of directors or delegated by the chairman of the board.

Section 6. Other members of the board. In the event of the absence, disability or inability to act of the chairman of the board, the vice chairman of the board, and the president, if a director, the directors in the order determined by the board of directors, or in the absence of such determination, in the order each shall have respectively held the office of director for the longest time shall perform the duties of the chairman of the board and when so acting shall also have all the powers of and be subject to all the restrictions upon the chairman of the board.

Section 7. President. Unless the board of directors otherwise provides, the president shall be the chief operating officer of the corporation and may serve as the chief executive officer of the corporation. The president shall in general supervise and manage the day to day business and affairs of the corporation. The president may sign all deeds, mortgages, notes, contracts, proxies or other instruments on behalf of the corporation, except where the signing thereof shall have been expressly delegated by the board of directors or by these by-laws, or shall be required by law, to be signed by some other officer. The president shall implement and carry into effect all orders and resolutions of the board of directors or of the executive committee and shall submit to the board of directors and the executive committee, at the regular meetings thereof or, upon their request, at special meetings thereof, detailed reports of the operations of the corporation and shall also submit to the board of directors a complete and detailed report of the operations of the corporation for each fiscal year. The president shall from time to time report to the board of directors all matters within such officer's knowledge which the interests of the corporation may require to be brought to its notice. The president shall have and exercise such further powers and duties as may be specifically delegated to or vested in the president from time to time by these by-laws, or by the board of directors. In the absence of the chairman and vice-chairman of the board, or in the event of their disability or inability to act, the president, if also a director of the corporation, shall assume the responsibilities and perform the duties of the chairman of the board, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board.

Section 8.   Vice-Presidents.

(a) In the event of the absence, disability or inability to act of the president, the vice-presidents in the order determined by the board of directors, or in the absence of such determination, in the order each shall have respectively held the office of vice-president for the longest time, shall perform the duties of the president and when so acting shall also have all the powers of and be subject to all the restrictions upon the president.

(b) The vice-presidents shall have such titles as may be designated by the board of directors. The vice-presidents shall perform such other duties as from time to time may be prescribed by the board of directors or delegated by the president or the chairman of the board.

Section 9. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in books to be kept for that purpose and shall perform like duties for the committees of directors when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors. The secretary shall have custody of the corporate seal of the corporation and he or she, and any assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary. The secretary shall perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the board of directors or delegated by the chairman of the board or the president. The board of directors may give authority to any other officer to affix the seal of the corporation and to attest the affixing by the secretary's signature.

Section 10. Assistant Secretaries. In the absence of the secretary, or in the event of the secretary's disability, or inability to act or to continue to act, the assistant secretaries, in the order determined by the board of directors, shall perform the duties of the secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary. The assistant secretaries shall perform such other duties as from time to time may be prescribed by the board of directors or delegated by the secretary.

Section 11. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse or cause to be disbursed the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of any transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of the secretary and for the restoration to the corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the corporation. He or she shall perform all duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the board of directors or delegated by the chairman of the board or the president.

Section 12. Assistant Treasurers. In the absence of the treasurer, or in the event of the treasurer's disability, or inability to act or continue to act, the assistant treasurers, in the order determined by the board of directors, shall perform the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer. If required by the board of directors, the assistant treasurers shall give the corporation bonds (as the treasurer may be required to do) in such sums and with such surety or sureties as shall be satisfactory to the board of directors. The assistant treasurers shall perform such other duties as from time to time may be prescribed by the board of directors or delegated by the treasurer.

Section 13. Controller. The controller shall have supervision over all accounts and account books of the corporation, and establish and maintain all controls and accounting procedures. The controller shall direct the keeping of accounts and records, analyze the accounts and records of the company and prepare and furnish statements and reports to the board of directors, the president, and the vice president, finance, concerning the financial condition of the company and establish and maintain accounting policies. The controller shall direct and supervise the internal auditing procedures of the company. The controller shall cause the books and accounts of all officers and agents charged with the receipt and disbursement of money to be examined as often as practicable, or when requested by the president or vice president, finance, and shall ascertain whether or not the cash and vouchers covering the balances are actually on hand. The controller shall perform all other duties incident to the office of controller and such other duties as from time to time may be prescribed by the board of directors or designated by the president or delegated by the vice president, finance.

Section 14. Other Officers. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.



                                ARTICLE VI

                          Certificates of Stock
                          ---------------------

Section 1. Form and Execution of Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman of the board, the president or any vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such individual in the corporation. Such certificates shall be in such form as may be determined by the board of directors. During the period while more than one class of stock of the corporation is authorized there will be set forth on the face or back of the certificate which the corporation shall issue to represent each class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is signed by a transfer agent acting on behalf of the corporation and a registrar, the signature of any such chairman of the board, president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such individual's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Closing of Transfer Books. The board of directors may close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.


                                ARTICLE VII

                         Miscellaneous Provisions
                         ------------------------

Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be advanced to the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Bank Accounts. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such general or special bank account or accounts in such banks, trust companies or other depositories as the board of directors may from time to time designate, and the board of directors may make such special rules and regulations with respect thereto as it may deem expedient.

Section 4. Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation as the board of directors may from time to time designate.

Section 5. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 6. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7. Proxies. The board of directors may appoint and direct any officer or officers of any other agent or agents of the corporation to cast the votes which the corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the corporation at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation. Unless otherwise ordered by the board of directors, the president shall have full power and authority to cast such votes and to consent to such action as such officer may deem in the best interests of the corporation.

Section 8. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year.

Section 9. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 10. Amendments. These by-laws may be altered or repealed at any regular or special meeting of the board of directors.

Section 11. Indemnification and Insurance. The corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such individual is or was a director or officer of the corporation or a division thereof, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with such action, suit or proceeding. This section shall not be construed as requiring the corporation to indemnify any person by reason of the fact that such individual is or was a director or officer of a constituent corporation absorbed in a consolidation or merger in which the corporation was the resulting or surviving corporation.

The provisions of this section shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this section and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Persons who are not covered by the foregoing provisions of this section and
(a) who are or were employees or agents of the corporation or a division thereof, or are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, or (b) are or were directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger in which the corporation was the resulting or surviving corporation, or who are or were serving at the request of such constituent corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors of the corporation.

The indemnification provided or permitted by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or of a constituent corporation absorbed in a consolidation or merger in which the corporation was the resulting or surviving corporation, or is or was serving at the request of the corporation or of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such individual in any such capacity, or arising out of such individual's status as such, whether or not the corporation would have the power to indemnify such individual against such liability under the provisions of this section.